WORLD AIRWAYS, INC.
$50,000,000
8.0% Convertible Senior Subordinated Debentures Due 2004
INITIAL PURCHASE AGREEMENT


August 21, 1997

FURMAN SELZ LLC
DILLON, READ & CO. INC.
c/o Furman Selz LLC
230 Park Avenue
New York, New York  10169

Ladies and Gentlemen:

     1. Introduction. World Airways, Inc., a Delaware corporation (the "Company") proposes to issue and sell to you (the "Initial Purchasers") $50,000,000 aggregate principal amount of its 8.0% Convertible Senior Subordinated Debentures Due 2004 (the "Firm Securities") and also proposes to issue and sell to the Initial Purchasers, at their option, up to an additional $7,500,000 aggregate principal amount of its 8.0% Convertible Senior Subordinated Debentures Due 2004 (the "Additional Securities," and together with the Firm Securities, the "Securities"). The Securities are to be issued under an indenture (the "Indenture") to be dated as of August 1, 1997 by and between the Company and First Union National Bank, as trustee (the "Trustee"). The Securities will be convertible, at any time after the 60th day following the date of original issuance thereof, at the holder's option into shares (the "Conversion Shares") of the Company's common stock, par value $0.001 per share (the "Common Stock"), at a conversion price of $8.90 per share, subject to adjustment in certain circumstances.

          The Securities will be offered and sold without being registered under the Securities Act of 1933, as amended (the "Act"), to certain investors that are (i) accredited investors ("Accredited Investors"), as such term is defined in clause (1),
(2), (3), (5), (6) or (7) of Rule 501 of Regulation D under the Act ("Regulation D") (ii) qualified institutional buyers ("QIBs") as such term is defined in Rule 144A promulgated under the Act ("Rule 144A"); or (iii) "outside the United States" and are not "U.S. Persons", as such terms are defined in Regulation S under the Act ("Regulation S"). The offering and resale of the Securities as contemplated herein is hereinafter referred to as the "Offering."

          The Initial Purchasers and their respective direct and indirect transferees of the Securities will be entitled to the benefits of the Registration Rights Agreement, substantially in the form attached hereto as Exhibit A (the "Registration Rights Agreement"), pursuant to which the Company has agreed, among other things, to file a registration statement (the

"Registration Statement") with the Securities and Exchange
Commission (the "Commission") registering the Securities and the Conversion Shares under the Act within 90 days of the Closing
Date, as defined below.

     2. Representations and Warranties. The Company represents and warrants to and agrees with each of the Initial
Purchasers that:

          (a) The preliminary offering memorandum dated August 5, 1997 (the "Preliminary Memorandum") and the final offering memorandum dated August 21, 1997 (the "Final Memorandum") have been prepared by the Company setting forth or including a description of the terms of the Securities, the terms of the Offering, a description of the Company and any material developments relating to the Company occurring after the date of the most recent historical financial statements included therein. No stop order or similar order preventing or suspending the use of the Preliminary Memorandum or the Final Memorandum has been issued; no proceedings for that purpose are pending, or, to the knowledge of the Company, contemplated by any securities or other governmental authority in any jurisdiction (including, without limitation, the Securities and Exchange Commission (the "Commission")); no order asserting that any of the transactions contemplated by this Agreement, Preliminary Memorandum or the Final Memorandum are subject to the registration requirements of the Act has been issued; and no securities or other governmental authority (including, without limitation, the Commission) has requested any additional information to be included in the Preliminary Memorandum or Final Memorandum or otherwise. Copies of the Preliminary Memorandum and the Final Memorandum have been delivered to the Initial Purchasers. The Company will not distribute any Preliminary Memorandum or Final Memorandum or any other offering document or prepare any amendment or supplement to the Preliminary Offering Memorandum or the Final Offering Memorandum to which the Initial Purchasers shall reasonably object in writing after being furnished with a copy thereof. Each of the Preliminary Memorandum as of the date thereof and the Final Memorandum as of the date thereof and at all time subsequent thereto up to the Closing Date (as defined in Section 3 below) and the Option Closing Date (as defined in Section 10 below) (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, Rule144A and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this section 2(a) shall not apply to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum or the Final Memorandum. Any reference herein to the Preliminary Memorandum or the Final Memorandum shall be deemed to include all amendments and supplements thereto and any documents filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission (the "Rules and Regulations") thereunder (collectively, the "Exchange Act") which are incorporated by reference therein. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto.

          (b) The Incorporated Documents heretofore filed were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects to the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further Incorporated Documents will, when so filed, be filed in a timely manner and conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) The Company (A) is a duly incorporated and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, with full power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the Preliminary Memorandum) and (B) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business requires such qualification (except for those jurisdictions in which the failure so to qualify has not had and will not have a Material Adverse Effect (as hereinafter defined)). The Company has no subsidiaries. "Material Adverse Effect" means, when used in connection with the Company, any development, change or effect that is materially adverse to the business, properties, assets, net worth, condition (financial or other), results of operations or prospects of the Company.

          (d) The Company has the duly authorized and validly outstanding capitalization set forth under the caption "Capitalization" in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary

     Memorandum) and will have the adjusted capitalization set forth therein on the Closing Date and the Option Closing Date, based on the assumptions set forth therein. The securities of the Company conform to the descriptions thereof contained in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum). The outstanding shares of Common Stock have been duly authorized and validly issued by the Company and are fully paid and nonassessable. Except as created hereby or referred to in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), there are no outstanding options, warrants, rights or other arrangements requiring the Company at any time to issue any capital stock. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Securities or Conversion Shares and neither the filing of the Registration Statement nor the Offering gives rise to any rights, other than those which have been waived or satisfied and those contained in the Registration Rights Agreement, dated as of October 30, 1993, between the Company and MHS (the "MHS Registration Rights"), for or relating to, the registration of any securities of the Company. The Company has full legal right, power and authority to issue the Securities and perform its obligations thereunder. The Securities have been duly authorized; on the Closing Date or the Option Closing Date (as the case may be), after payment therefor in accordance with the terms of this Agreement and when the Securities have been executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, (i) the Securities will have been duly and validly executed, authenticated, issued and delivered, will not have been issued in violation of or subject to any preemptive or other similar right and will
     (A) constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits provided in the Indenture and the Registration Rights Agreement, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, and (B) be convertible into the Conversion Shares in accordance with the terms of the Indenture, and (ii) good and marketable title to the Securities will pass to the Initial Purchasers on the Closing Date or the Option Closing Date (as the case may be) free and clear of any lien, encumbrance, security interest, claim or other restriction whatsoever. The Conversion Shares have been duly and validly authorized and reserved for issuance upon conversion of the Securities and, when issued and delivered upon such conversion, will be duly and validly issued and outstanding, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive or other similar rights. The Company has received, subject to notice of issuance, approval to have the Debentures designated as PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the "NASD") relating to Private Offering, Resale and Trading through Automated Linkages ("PORTAL") Market. The Company knows of no reason or set of facts which is likely to adversely affect such approval or the approvals referred to below in Section 5.

          (e) The Securities are in the form contemplated by the Indenture and the Securities and the Conversion Shares, when issued and, with respect to the Securities, authenticated by the Trustee in accordance with the Indenture, will conform to the respective descriptions thereof set forth in the Final Memorandum. None of the Company's issuance of the Securities or the Conversion Shares or its performance thereunder conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of or constitutes or will constitute a default under, or causes or will cause (or permits or will permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or result in the creation or imposition of any lien, charge, or encumbrance upon, any property or assets of the Company pursuant to the terms of
     (i) the certificate of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its assets, property or business (including shares of the Common Stock) is or may be subject or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its activities or properties.

          (f) The financial statements and the related notes and schedules thereto included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) fairly present the financial condition, results of operations, stockholders' equity and cash flows of the Company at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein) and such financial statements as are audited have been examined by KPMG Peat Marwick LLP, who are independent public accountants within the meaning of the Act and the Rules and Regulations, as indicated in their reports filed therewith. The selected financial information and operating data set forth under the captions "Summary Financial and Operating Data" and "Selected Financial and Operating Data" in the Final Memorandum (or, if the Final Memorandum is not in existence, the Preliminary Memorandum) have been prepared on a basis consistent with the financial statements of the Company.

          (g) The Company has filed all necessary federal, state and local income, franchise and other material tax returns and has paid all taxes shown as due thereunder, and the Company has no knowledge of any tax deficiency which might be assessed against the Company which, if so assessed, may have a Material Adverse Effect.

          (h) The Company maintains insurance of the types and in amounts which it reasonably believes to be adequate for its business in such amounts and with such deductibles as is customary for companies in the same or similar business, all of which insurance is in full force and effect.

          (i) Except as disclosed in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), there is no pending action, suit, proceeding or investigation or, to the Company's best knowledge, threatened action, suit, proceeding or investigation before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, which (i) questions the validity of the capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement or (ii) may have a Material Adverse Effect.

          (j) The Company has full legal right, power and authority to enter into this Agreement, the Indenture, the Share Repurchase Agreement (which is referred to as the "Agreement" in the most recent Preliminary Memorandum and the obligations of the Company under which being subject to the approval of its Board of Directors), and the Registration Rights Agreement and to consummate the transactions provided for herein and therein and perform its obligations thereunder. Each of this Agreement and the Registration Rights Agreement has been or at the Closing Date will have been duly authorized, executed and delivered by the Company and assuming each is a binding agreement of the other party or parties thereto, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws), and, subject to the approval of the Company's Board of Directors in the case of the Share Repurchase Agreement, none of the Company's execution or delivery of this Agreement, the Indenture, the Share Repurchase Agreement or the Registration Rights Agreement, its performance hereunder or thereunder, its consummation of the transactions contemplated herein or therein, its application of the net proceeds of the Offering in the manner set forth under the caption "Use of Proceeds" or the conduct of its business as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, causes or will cause (or permits or will permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or result in the creation or imposition of any lien, charge, or encumbrance upon, any property or assets of the Company pursuant to the terms of (i) the certificate of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which the Company is a party or by which it may be bound or to which any of its assets, property or business (including shares of the Common Stock) is or may be subject (other than the MHS Registration Rights), or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its activities or properties. The descriptions of the Securities, the Indenture, the Share Repurchase Agreement and Registration Rights Agreement set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) are accurate and fairly describe such agreements in all material respects. The form of the Indenture meets the requirements for qualification under the Trust Indenture Act of 1939 (the "TIA").

          (k) All material leases, contracts and agreements to which the Company is a party or by which it is or may be bound or to which any of its assets, properties or businesses (including shares of the Common Stock) is or may be subject have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company enforceable against it in accordance with their respective terms with only such exceptions as would not have a Material Adverse Effect (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors' rights generally, and general equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws) and, to the knowledge of the Company, are valid and enforceable against the other party or parties thereto.
     The descriptions of such leases, contracts and agreements set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) are accurate and fairly describe such agreements in all material respects.

          (l) Subsequent to the most recent respective dates as of which information is given in the Final Memorandum (or, if the Final Memorandum is not in existence, the Preliminary Memorandum) and except as expressly contemplated therein, the Company has not incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent, purchased any of its outstanding capital stock, paid or declared any dividends or other distributions on its capital stock or entered into any material transactions not in the ordinary course of business, and there has been no material change in capital stock or debt or any material adverse change in the business, properties, assets, net worth, condition (financial or other), or results of operations or prospects of the Company. The Company (and the manner in which it conducts its business) is not in breach or violation of, or in default under, any term or provision of (i) its certificate of incorporation or bylaws, (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other material agreement or instrument to which it is a party or by which it is or may be bound or to which any of its property is or may be subject, or any indebtedness, the effect of which breach or default singly or in the aggregate may have a Material Adverse Effect (provided that on and after the Closing Date the Company may not request a borrowing of a revolving credit advance under the Credit Agreement dated December 7, 1993, between BNY Financial Corporation and the Company (as amended through October 1996, the "Credit Agreement") unless a waiver of an event of default under the Credit Agreement is first obtained) or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its activities or properties and the effect of which breach or default singly or in the aggregate may have a Material Adverse Effect.

          (m) No labor disturbance by the employees of the Company exists or is imminent which may have a Material
     Adverse Effect.

          (n) Since its inception, the Company has not incurred any material liability arising under or as a result of the application of the provisions of the Act.

          (o) No consent, approval, authorization or order of or filing with any court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, is required for the performance of this Agreement or the consummation of the transactions contemplated hereby, except such as may be required under state securities or Blue Sky laws in connection with the Initial Purchasers' purchase and distribution of the Securities.

          (p) Other than the MHS Registration Rights, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities under the Registration Statement that have not been waived with respect to the Registration Statement.

          (q) Neither the Company nor any of its officers, directors or affiliates (within the meaning of the Rules and Regulations) has taken, directly or indirectly, any action designed to stabilize or manipulate the price of any security of the Company, or which has constituted or which might in the future reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Securities or otherwise.

          (r) The Company has good and marketable title to, or valid and enforceable leasehold interests in, all properties and assets owned or leased by it, free and clear of all liens, encumbrances, security interests, claims, restrictions, equities, claims and defects, except (A) such as are described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), or such as do not materially adversely affect the value of any of such properties or assets taken as a whole and do not materially interfere with the use made and proposed to be made of any of such properties or assets, and (B) liens for taxes not yet due and payable as to which appropriate reserves have been established and reflected in the financial statements included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum). The Company owns or leases all such properties as are necessary to its operations as now conducted, and as proposed to be conducted as set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum); and the properties and business of the Company conform in all material respects to the descriptions thereof contained in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum). All the material leases and subleases of the Company, and under which the Company holds properties or assets as lessee or sublessee, constitute valid leasehold interests of the Company free and clear of any lien, encumbrance, security interest, restriction, equity, claim or defect, are in full force and effect, and the Company is in not default in respect of any of the material terms or provisions of any such material leases or subleases, and the Company does not have notice of any claim which has been asserted by anyone adverse to the Company's rights as lessee or sublessee under either the material lease or sublease, or affecting or questioning the Company's right to the continued possession of the leased or subleased premises under any such material lease or sublease, which may have a Material Adverse Effect.

          (s) The Company has not violated any applicable environmental, safety, health or similar law applicable to the business of the Company, nor any federal or state law relating to discrimination in the hiring, promotion, or pay of employees, nor any applicable federal or state wages and hours law, nor any provisions of ERISA or the rules and regulations promulgated thereunder, the consequences of which violation may have a Material Adverse Effect.

          (t) The Company holds all franchises, licenses, permits, approvals, certificates and other authorizations from federal, state and other governmental or regulatory authorities necessary to the ownership, leasing and operation of its properties or required for the present conduct of its business, and such franchises, licenses, permits, approvals, certificates and other governmental authorizations are in full force and effect and the Company is in compliance therewith in all material respects except where the failure so to obtain, maintain or comply with would not have a Material Adverse Effect.

          (u) No securities of the Company are of the same class (within the meaning of Rule 144A) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system. The Company has not issued any securities of the same class as the Securities within the six-month period immediately prior to the date hereof.

          (v) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          (w) None of the Company or any of its affiliates (within the meaning of the Rules and Regulations) has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Act. Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 8 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Act or to qualify the Indenture under the TIA.

          (x) The Final Memorandum (or if the Final Memorandum is not in existence, the most recent Preliminary
     Memorandum) contains all the information specified in Rule
     144A.

          (y) The Company is a reporting issuer within the meaning of Regulation S.

     3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser and each Initial Purchaser, severally and not jointly, agrees to purchase from the Company, at a purchase price of 97% of the principal amount thereof, the aggregate principal amount of Firm Securities set forth opposite the name of such Initial Purchaser in Schedule I hereto.

     Delivery of, and payment of the purchase price for, the Firm Securities shall be made against payment of the purchase price, in accordance with the next paragraph, at the offices of Furman Selz LLC at 230 Park Avenue, New York, New York 10169, or such other location as shall be agreed upon by the Company and the Initial Purchasers. Such delivery and payment shall be made at 10:00 A.M., New York City time, on August 26, 1997 or at such other time and date as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and payment are herein called the "Closing Date."

     One or more of the Securities in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), having an aggregate principal amount corresponding to (i) the aggregate amount of the Securities sold pursuant to resales to QIBs (collectively, the "Rule 144A Global Security") and (ii) the aggregate principal
amount of the Securities sold pursuant to Regulation S   (the
"Regulation S Global Security"), and Securities in definitive form in the aggregate principal amount of the Securities sold pursuant to resales to Accredited Investors (the "Accredited Investor Securities"), registered in the respective names of such Accredited Investors, shall be delivered by the Company to the Initial Purchasers (or as the Initial Purchasers direct), against payment by the Initial Purchasers of the purchase price therefor, by wire transfer of immediately available funds to the Company's account, provided that the Company shall give at least two business days' prior written notice to the Initial Purchasers of the information required to effect such wire transfers. The Rule 144A Global Security, the Regulation S Global Security and Accredited Investor Securities shall be made available to the Initial Purchasers for inspection not later than 9:30 A.M. on the business day immediately preceding the Closing Date.

     4. The Offering. The Initial Purchasers propose to consummate the Offering at the price, interest rate and upon the terms set forth in the Final Memorandum, as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

     5.   Covenants of the Company.

               The Company covenants and agrees with each of the Initial Purchasers that:

               (a) The Company consents to the use of the Final Memorandum and the Preliminary Memorandum by the Initial Purchasers in connection with the Offering or resale of the Securities. The Company will not amend or supplement the Preliminary Memorandum or the Final Memorandum without advising the Initial Purchasers, furnishing them a copy of a reasonable period of time prior to such amendment or supplement and obtaining the consent of the Initial Purchasers. The Company will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be necessary or advisable in connection with the resale of the Securities by the Initial Purchasers. If, at any time prior to the completion of the distribution by the Initial Purchasers of the Securities, any event occurs or information becomes known as a result of which the Final Memorandum as then amended or supplemented would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Memorandum to comply with applicable law, the Company will promptly notify the Initial Purchasers and will prepare, at the expense of the Company, an amendment or supplement to the Final Memorandum reasonably satisfactory to counsel for the Initial Purchasers, that corrects such statement or omission or effects such compliance.

               (b) The Company will (i) use its best efforts to arrange for the qualification of the Securities for offer and sale under the state securities or blue sky laws of such jurisdictions as the Initial Purchasers may designate,
     (ii) continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities, and (iii) make such applications, file such documents and furnish such information as may be required for the purposes set forth in clauses (i) and (ii); provided, however, that the Company shall not be required to qualify as a foreign corporation or file a general or unlimited consent to service of process in any such jurisdiction. The Company, at or prior to the purchase of the Securities by the Initial Purchasers on the Closing Date, will obtain the approval of the NASD to have the Conversion Shares quoted on the Nasdaq National Stock Market ("Nasdaq") and designated for trading on the PORTAL Market; the Company will also arrange to have the Securities and Conversion Shares eligible for clearance and settlement through The Depository Trust Company ("DTC").

               (c) The Company will maintain a Transfer Agent and, if necessary under the jurisdiction of incorporation of the Company, a Registrar (which may be the same entity as the Transfer Agent) for its Common Stock.

               (d) The Company will furnish, without charge, to the Initial Purchasers or on the Initial Purchasers' order, at such place as the Initial Purchasers may designate, copies of the Preliminary Memorandum and the Final Memorandum, and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Initial Purchasers may reasonably request.

               (e) None of the Company nor any of its officers or directors, nor affiliates of any of them (within the meaning of the Rules and Regulations) will (i) take, directly or indirectly, any action designed to, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company, (ii) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Act of the Securities or (iii) engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) in connection with the Offering or in any manner involving a public offering within the meaning of Section 4(2).

               (f) The Company will apply the net proceeds of the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Final Memorandum.

               (g)  The Company will not, directly or
     indirectly, without the prior written consent of the Initial Purchasers, issue, offer, sell, grant any option to purchase or otherwise dispose (or announce any issuance, offer, sale, grant of any option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 120 days after the date hereof, except pursuant to this Agreement except as contemplated by the Final Memorandum.

               (h) For so long as any of the Securities remain outstanding, the Company will (i) furnish to the Initial Purchasers copies of all reports and other communications (financial or otherwise) furnished by the Company to the Trustee or to the holders of the Securities and, as soon as available, copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed and (ii) make available at its expense, upon request, to any holder of such Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

               (i) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

     6.   Expenses.

          (a)  Regardless of whether the transactions
contemplated in this Agreement are consummated, and regardless of whether for any reason this Agreement is terminated, the Company will pay, and hereby agrees to indemnify each Initial Purchaser against, all fees and expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to, (i) fees and expenses of accountants and counsel for the Company, (ii) all costs and expenses incurred in connection with the preparation, duplication, printing, filing, delivery and shipping of copies of the Preliminary Memorandum and the Final Memorandum (including postage costs related to the delivery by the Initial Purchasers of any Preliminary Memorandum or Final Memorandum), this Agreement, the Indenture, the Securities and all other documents in connection with the transactions contemplated herein, including the cost of all copies thereof, (iii) fees and expenses relating to qualification of the Securities and the Conversion Shares under state securities or blue sky laws, including the cost of preparing and mailing the preliminary and final blue sky memoranda and filing fees and disbursements and fees of counsel and other related expenses, if any, in connection therewith, (iv) filing fees of the NASD relating to the Securities, (v) any fees and expenses in connection with the designation of the Securities and the Conversion Shares on the PORTAL Market, the eligibility of the Securities for clearance through DTC and the quotation of the Conversion Shares on Nasdaq, (vi) costs and expenses incident to the preparation, issuance and delivery to the Initial Purchasers of any certificates evidencing the Securities, including transfer agent's and registrar's fees and any applicable transfer taxes incurred in connection therewith, (vii) costs and expenses incident to any meetings with prospective purchasers of the Securities (other than as shall have been specifically approved by the Initial Purchasers to be paid for by the Initial Purchasers), (viii) costs and expenses of advertising relating to the Offering (other than as shall have been specifically approved by the Initial Purchasers to be paid for by the Initial Purchasers) and (ix) fees and expenses of the Trustee including fees and expenses of counsel.

          (b) If the purchase of the Securities as herein contemplated is not consummated for any reason other than (i) the Initial Purchasers' default under this Agreement, or (ii) the termination of this Agreement pursuant to any of clauses
(ii) to (v) (A) inclusive of Section 12(b), the Company shall reimburse the Initial Purchasers for their out-of-pocket expenses (including reasonable counsel fees and disbursements) in connection with any investigation made by them, and any preparation made by them in respect of marketing of the Securities or in contemplation of the performance by them of their obligations hereunder.

     7.   Conditions of the Initial Purchasers' Obligations.
The obligation of each Initial Purchaser to purchase and pay for the Securities set forth opposite the name of such Initial Purchaser in Schedule I is subject to the continuing accuracy of the representations and warranties of the Company herein as of the date hereof and as of the Closing Date as if they had been made on and as of the Closing Date; the accuracy on and as of the Closing Date of the statements of officers of the Company made pursuant to the provisions hereof; the performance by the

Company on and as of the Closing Date of its covenants and agreements hereunder; and the following additional conditions:

          (a) No stop order or similar order preventing or suspending the use of the Preliminary Memorandum or the Final Memorandum shall have been issued and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Initial Purchasers, shall be contemplated by any securities or other governmental authority in any jurisdiction (including, without limitation, the Commission); no order asserting that any of the transactions contemplated by this Agreement, Preliminary Memorandum or the Final Memorandum are subject to the registration requirements of the Act shall have been issued; and no securities or other governmental authority (including, without limitation, the Commission) shall have requested any additional information to be included in the Preliminary Memorandum or Final Memorandum or otherwise

          (b) The Initial Purchasers shall not have advised the Company that the Final Memorandum contains an untrue statement of fact which, in the Initial Purchasers' opinion, is material, or omits to state a fact which, in the Initial Purchasers' opinion, is material and is required to be stated therein or is necessary to make the statements therein in light of the circumstances under which they were made not misleading.

          (c) On or prior to the Closing Date, the Initial Purchasers shall have received from counsel to the Initial Purchasers, such opinion or opinions with respect to the issuance and sale of the Firm Securities, the Preliminary Memorandum and the Final Memorandum and such other related matters as the Initial Purchasers reasonably may request and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.

          (d) On the Closing Date the Initial Purchasers shall have received the opinion, dated the Closing Date, of Hunton &
Williams, counsel to the Company ("Company Counsel"), to the effect set forth below:

               (i)  The Company is a duly incorporated and
     validly existing corporation in good standing under the laws of its jurisdiction of incorporation with full power and authority (corporate and other) to own or lease its properties and to conduct its business as described in the Final Memorandum;

               (ii) The Company has the duly authorized and validly outstanding capitalization set forth under the caption "Capitalization" in the Final Memorandum and will have the adjusted capitalization set forth therein on the Closing Date and on the Option Closing Date (as the case may be), based on the assumptions set forth therein, except as otherwise contemplated in the Final Memorandum. The securities of the Company conform to the descriptions thereof contained in the Final Memorandum. The outstanding shares of Common Stock have been duly authorized and validly issued by the Company and are fully paid and nonassessable. Except as created hereby or referred to in the Final Memorandum, there are no outstanding options, warrants, rights or other arrangements requiring the Company at any time to issue any capital stock. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Securities or Conversion Shares and neither the filing of the Registration Statement nor the Offering gives rise to any rights, other than those which have been waived or satisfied and the MHS Registration Rights, for or relating to, the registration of any securities of the Company. The Company has full legal right, power and authority to issue the Securities and perform its obligations thereunder. The Securities have been duly authorized; on the Closing Date or the Option Closing Date (as the case may be), after payment therefor in accordance with the terms of this Agreement and when the Securities have been executed and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, (a) the Securities will have been duly and validly executed, authenticated, issued and delivered, will not have been issued in violation of or subject to any preemptive or other similar right and will
     (x) constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits provided in the Indenture and the Registration Rights Agreement, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity, and (y) be convertible into the Conversion Shares in accordance with the terms of the Indenture, and (b) good and marketable title to the Securities will pass to the Initial Purchasers on the Closing Date or the Option Closing Date (as the case may be) free and clear of any lien, encumbrance, security interest, claim or other restriction whatsoever, provided that the Initial Purchasers purchase the Securities in good faith and without notice of any adverse claims. The Conversion Shares have been duly and validly authorized and reserved for issuance upon conversion of the Securities and, when issued and delivered upon such conversion, will be duly and validly issued and outstanding, fully paid and nonassessable and will not have been issued in violation of or subject to any preemptive or other similar rights.

               (iii)   The Company has full legal right, power
     and authority to enter into this Agreement, the Indenture, the Share Repurchase Agreement (the obligations of the Company under which being subject to the approval of its Board of Directors), the Registration Rights Agreement and each Security and to consummate the transactions provided for herein and therein and perform its obligations hereunder and thereunder; each of this Agreement, the Indenture, the Registration Rights Agreement and each Security has been duly authorized, executed and delivered by the Company; and each of this Agreement, the Indenture, the Share Repurchase Agreement, the Registration Rights Agreement and each Security assuming due authorization, execution and delivery by each other party or parties hereto or thereto, and in the case of the Securities, authentication by the Trustee in accordance with the Indenture, is or will be upon issuance a valid and binding agreement of the Company, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally or by general principles of equity relating to the availability of remedies and except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws, and the Securities are entitled to the benefits of the Indenture. None of the Company's execution or delivery of this Agreement, the Indenture, the Registration Rights Agreement and each Security, its performance hereof or thereof, its consummation of the transactions contemplated herein or therein or its application of the net proceeds of the Offering in the manner set forth under the caption "Use of Proceeds", conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company pursuant to the terms of
(A) the certificate of incorporation or by-laws of the Company; (B) the terms of any indenture, mortgage, deed of trust, voting trust agreement, stockholder's agreement, note agreement or other agreement or instrument known to such counsel after reasonable investigation to which the Company is a party or by which it is or may be bound or to which any of its assets, properties or business may be subject; or (C) any statute, rule or regulation of any regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its activities or properties; or any judgment, decree or order, known to such counsel after reasonable investigation, of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having such jurisdiction; and no consent, approval, authorization or order of any court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, has been or is required for the Company's performance of this Agreement, the Indenture, the Registration Rights Agreement or the Securities or the consummation of the transactions contemplated hereby or thereby, except such as have been obtained under state securities or blue sky laws in connection with the purchase and subsequent resale or placement distribution by the Initial Purchasers of the Securities;


               (iv) The Indenture is in a form to be qualified under the TIA and the Securities are in a form contemplated by the Indenture;

               (v) The Securities delivered on such Closing Date are convertible into the shares of Common Stock of the Company in accordance with the terms of the Indenture; the Conversion Shares have been duly authorized and reserved for issuance upon such conversion and, when issued upon such conversion, will be validly issued, fully paid and nonassessable;

               (vi) The descriptions of the Indenture, the Share Repurchase Agreement and the Registration Rights Agreement set forth in the Final Memorandum are accurate and fairly describe such agreements in all material respects;

               (vii) The descriptions of the Securities and the Conversion Shares in the Final Memorandum, when such securities are issued and, with respect to the Securities, authenticated by the Trustee in accordance with the Indenture, are accurate and fairly describe such securities in all material respects;

               (viii) To the best of such counsel's knowledge, the conduct of the business of the Company is not in violation of any federal, state or local statute, administrative regulation or other law, which violation is likely to have a Material Adverse Effect; and the Company has obtained all licenses, permits, franchises, certificates and other authorizations from state, federal and other regulatory authorities as are necessary or required for the ownership, leasing and operation of its properties and the conduct of its business as presently conducted and as contemplated in the Final Memorandum;

               (ix) No registration under the Act of the Securities is required in connection with the sale of the Securities to the Initial Purchasers as contemplated by this Agreement and the Final Memorandum or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with Section 8 of this Agreement, and prior to the effectiveness of the Registration Statement, the indenture is not required to be qualified under the TIA, in each case assuming (i) (A) that the purchasers who buy such Securities in the initial resale thereof are QIBs or Accredited Investors or (B) that the offer or sale of the Securities is made in an offshore transaction as defined in Regulation S, (ii) the accuracy of the Initial Purchasers' representations in Section 8 and those of the Company contained in this Agreement regarding the absence of a general solicitation in connection with the sale of such Securities to the Initial Purchasers and the initial resale thereof and (iii) the due performance by the Initial Purchasers of the agreements set forth in Section 8 hereof;

               (x) No securities of the Company are of the same class (within the meaning of Rule 144A) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system;

               (xi) Neither the consummation of the transactions contemplated by this Agreement nor the sale, issuance, execution or delivery of the Securities will violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System; and

               (xii) No stop order or similar order preventing or suspending the use of the Final Memorandum has been issued; no proceedings for that purpose are pending, or, to the knowledge of such counsel, contemplated by any securities or other governmental authority in any jurisdiction (including, without limitation, the Commission); no order asserting that any of the transactions contemplated by the Initial Purchase Agreement or the Final Memorandum are subject to the registration requirements of the Act has been issued; and no securities or other governmental authority (including, without limitation, the Commission) has requested any additional information to be included in the Final Memorandum or otherwise.

               In addition, such counsel shall state that in the course of the preparation of the Preliminary Memorandum and Final Memorandum, such counsel has participated in conferences with officers and directors of the Company and with the Company's independent public accountants, at which conferences such counsel made inquiries of such officers, directors and accountants and discussed the contents of the Preliminary Memorandum and Final Memorandum and (without taking any further action to verify independently the statements made in the Preliminary Memorandum and Final Memorandum and, except as stated in the foregoing opinion, without assuming responsibility for the accuracy, completeness or fairness of such statements) nothing has come to such counsel's attention that causes such counsel to believe that the Final Memorandum as of the date thereof or as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need not express any opinion with respect to the financial statements, schedules and other financial data included in the Preliminary Memorandum and Final Memorandum).

          In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws as to specified regulatory matters (to the extent satisfactory in form and scope to counsel for the Initial Purchasers) such counsel may rely upon or substitute the opinion of special regulatory counsel reasonably satisfactory to the Initial Purchasers. The foregoing opinion shall also state that the Initial Purchasers are justified in relying upon such opinion, and copies of such opinions shall be delivered to the Initial Purchasers and counsel for the Initial Purchasers.

          (e) On or prior to the Closing Date, counsel to the Initial Purchasers shall have been furnished such documents, certificates and opinions as they may reasonably require in order to evidence the accuracy, completeness or satisfaction of any of the representations or warranties of the Company, or conditions herein contained.

          (f) At the time that this Agreement is executed by the Company the Initial Purchasers shall have received from KPMG Peat Marwick LLP a letter as of the date this Agreement is executed by the Company in form and substance satisfactory to you (the "Original Letter"), and on the Closing Date the Initial Purchasers shall have received from such firm a letter dated the Closing Date stating that, as of a specified date not earlier than five (5) days prior to the Closing Date, nothing has come to the attention of such firm to suggest that the statements made in the Original Letter are not true and correct.

          (g) On the Closing Date, the Initial Purchasers shall have received a certificate, dated the Closing Date, of the principal executive officer and the principal financial or accounting officer of the Company to the effect that each of such persons has carefully examined the Preliminary Memorandum and the Final Memorandum and this Agreement, and that:

               (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) No stop order or similar order preventing or suspending the use of the Final Memorandum has been issued; no proceedings for that purpose are pending, or, to the knowledge of the Company, contemplated by any securities or other governmental authority in any jurisdiction (including, without limitation, the Commission); no order asserting that any of the transactions contemplated by the Initial Purchase Agreement or the Final Memorandum are subject to the registration requirements of the Act has been issued; and no securities or other governmental authority (including, without limitation, the Commission) has requested any additional information to be included in the Final Memorandum or otherwise;

               (iii) The Preliminary Memorandum as of the date thereof and the Final Memorandum did not and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

               (iv) Subsequent to the respective dates as of which information is given in the Final Memorandum up to and including the Closing Date, other than as contemplated by the Final Memorandum, the Company has not incurred, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; the Company has not purchased any of its outstanding capital stock or paid or declared any dividends or other distributions on its capital stock; the Company has not entered into any transactions not in the ordinary course of business; and there has not been any change in the capital stock or consolidated long-term debt or any increase in the consolidated short-term borrowings (other than any increase in short-term borrowings in the ordinary course of business) of the Company or any material adverse change to the business properties, assets, net worth, condition (financial or other), results of operations or prospects of the Company; the Company has not sustained any material loss or damage to its property or assets, whether or not insured; there is no litigation which is pending or threatened against the Company.

          (h) Subsequent to the respective dates as of which information is given in the Final Memorandum up to and including the Closing Date there has not been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 7 or (ii) any change, or any development involving a prospective change, in the business or properties of the Company which change or decrease in the case of clause (i) or change or development in the case of clause (ii) makes it impractical or inadvisable in the Initial Purchasers' judgment to proceed with the Offering or the delivery of the Securities as contemplated by the Final Memorandum.

          (i) No order suspending the sale of the Securities in any jurisdiction designated by you pursuant to Section 5(a)(iii)(A) hereof has been issued on or prior to the Closing Date and no proceedings for that purpose have been instituted or, to your knowledge or that of the Company, have been or are contemplated.

          (j) The Initial Purchasers shall have received from WorldCorp., Inc. and each person who is an executive officer or director of the Company, with the exception of Dato Wan Malek Ibrahim and Lim Kheng Yew, an agreement to the effect that, except as contemplated by the Final Memorandum, such person will not, directly or indirectly, without the prior written consent of the Initial Purchasers, offer, sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of an option to purchase or other disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 120 days after the date of this Agreement.

          (k) The Company shall have furnished the Initial Purchasers with such further opinions, letters, certificates or documents as you or counsel for the Initial Purchasers may reasonably request. All opinions, certificates, letters and documents to be furnished by the Company will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and to counsel for the Initial Purchasers. The Company shall furnish the Initial Purchasers with conformed copies of such opinions, certificates, letters and documents in such quantities as you reasonably request. The certificates delivered under this Section 7 shall constitute representations, warranties and agreements of the Company, as to all matters set forth therein as fully and effectively as if such matters had been set forth in
Section 2 of this Agreement.

     8. Offering of Securities; Restrictions on Transfer. Each of the Initial Purchasers represents and warrants (as to itself only) that it is a QIB. Each of the Initial Purchasers agrees with the Company (as to itself only) that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2); and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to (A) in the case of offers inside the United States, (x) persons whom the Initial Purchasers reasonably believe to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to the Initial Purchasers that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in transactions under Rule 144A or (y) a limited number of other institutional investors reasonably believed by the Initial Purchasers to be Accredited Investors that, prior to their purchase of the Securities, deliver to the Initial Purchasers a letter containing the representations and agreements set forth in Annex A to the Final Memorandum and
(B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners other than an state or trust); provided, however, that, in the case of this clause (B), in purchasing such Securities such persons are deemed to have represented and agreed as provided under the caption "Notice to Investors" contained in the Final Memorandum.

     9.   Indemnification.

          (a) The Company agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which such Initial Purchaser or such controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, or any blue sky application or other document executed by the Company specifically for the purpose of qualifying, or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify, any or all of the Securities under the securities or blue sky laws thereof (any such application, document or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading and will reimburse, as incurred, such Initial Purchaser or such controlling persons for any legal or other expenses incurred by such Initial Purchaser or such controlling persons in connection with investigating, defending or appearing as a third party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with information furnished in writing to the Company by such Initial Purchaser expressly for use therein, and provided, further, that such indemnity with respect to any Preliminary Memorandum shall not inure to the benefit of any Initial Purchaser (or to the benefit of any person controlling such Initial Purchaser) from whom the person asserting any such loss, claim, damage, liability or action purchased Securities which are the subject thereof to the extent that any such loss, claim, damage, liability or action (i) results from the fact that such Initial Purchaser failed to send or give a copy of the Final Memorandum to such person at or prior to the confirmation of the sale of such Securities to such person and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Memorandum that was corrected in the Final Memorandum (as amended and supplemented), unless such failure resulted from non-compliance by the Company with Section 5(a)(viii) hereof.

          The indemnity agreement in this paragraph (a) shall be in addition to any liability which the Company may otherwise have.

          (b) Each of the Initial Purchasers agrees severally, but not jointly, to indemnify and hold harmless the Company, each of its directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities (and actions in respect thereof) to which the Company director, officer, or controlling person may become subject, under the Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Preliminary Memorandum or the Final Memorandum, or in any Blue Sky Application, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing by that Initial Purchaser to the Company expressly for use therein; and will reimburse, as incurred, all legal or other expenses reasonably incurred by the Company director, officer, controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Company acknowledges that the statements with respect to the Offering set forth in paragraphs 3, 4, 5, 6, 9, 13 and 14 under the heading "Plan of Distribution" and the stabilization legend in the Preliminary Memorandum and the Final Memorandum have been furnished by the Initial Purchasers to the Company expressly for use therein and constitute the only information furnished in writing by the Initial Purchasers for inclusion in the Preliminary Memorandum and the Final Memorandum. The indemnity agreement contained in this subsection (b) shall be in addition to any liability which the Initial Purchasers may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 9, notify such indemnifying party or parties of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) of this Section 9 or to the extent that the indemnifying party was not adversely affected by such omission. In case any such action is brought against an indemnified party and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties against which a claim is to be made will be entitled to participate therein and, to the extent that it or they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party has reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless
(i) the indemnified party has employed such counsel in connection with the assumption of such different or additional legal defenses in accordance with the proviso to the immediately preceding sentence, (ii) the indemnifying party has not employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party.

          (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing party or parties, on the one hand, and the party or parties to be indemnified, on the other hand, from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing party or parties, on the one hand, and the party or parties to be indemnified, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. In any case where the Company is the contributing party and the Initial Purchasers are the indemnified party, the relative benefits received by the Company and the Initial Purchasers, on the other, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) bear to the total discounts received by the Initial Purchasers hereunder. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), the Initial Purchasers shall not be required to contribute any amount in excess of the underwriting discount applicable to the Securities purchased by the Initial Purchasers hereunder. The Initial Purchasers' obligations to contribute pursuant to this paragraph (d) are several in proportion to their respective obligations to purchase Securities, and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), (i) each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser and (ii) each director of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation (x) it or they may have hereunder or otherwise than under this paragraph (d) or (y) to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may otherwise have.

     10. Right to Increase Offering. At anytime during a period of 30 days from the date of the Final Memorandum, the Initial Purchasers, by no less than two business days' prior notice to the Company may designate a closing (which may be concurrent with, and part of, the closing on the Closing Date with respect to the Firm Securities or may be a second closing held on a date subsequent to the Closing Date, in either case such date shall be referred to herein as the "Option Closing Date") at which the Initial Purchasers may purchase all or less than all of the Additional Securities in accordance with the provisions of this
Section 9 at the purchase price per share to be paid for the Firm Securities. In no event shall the Option Closing Date be later than 10 business days after written notice of election to purchase Additional Securities is given.

          The Company agrees to sell to the Initial Purchasers on the Option Closing Date the principal amount of Additional Securities specified in such notice and the Initial Purchasers agree severally and not jointly, to purchase such Additional Securities on the Option Closing Date. Such Additional Securities shall be allocated between Initial Purchasers in the same proportion as the principal amount of Firm Securities set forth opposite the name of such Initial Purchaser in Schedule I bears to the total principal amount of Firm Securities.

          No Additional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Additional Securities or any portion thereof may be surrendered and terminated at any time upon notice by you to the Company.

          Except to the extent modified by this Section 10, all provisions of this Agreement relating to the transactions contemplated to occur on the Closing Date for the sale of the Firm Securities shall apply, mutatis mutandis, to the Option Closing Date for the sale of the Additional Securities.

     11. Representations, etc. to Survive Delivery. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers, and the Initial Purchasers, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers, and will survive delivery of and payment for the Securities. Any successors to the Initial Purchasers shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.

     12.  Effective Date and Termination.

          (a) This Agreement shall become effective upon execution and delivery by the parties hereto.

          (b) This Agreement (except for the provisions of Sections 6 and 9 hereof) may be terminated by the Initial Purchasers by notice to the Company in the event that the Company has failed to comply in any respect with any of the provisions of this Agreement required on its part to be performed at or prior to the Closing Date or the Option Closing Date, or if any of the representations or warranties of the Company is not accurate in any respect or if the covenants, agreements or conditions of, or applicable to, the Company herein contained have not been complied with in any respect or satisfied within the time specified on the Closing Date or the Option Closing Date, respectively, or if prior to the Closing Date or the Option Closing Date:

               (i) the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company and its Subsidiaries taken as a whole regardless of whether or not such loss was insured;

               (ii) trading in the Common Stock shall have been suspended by the Commission or Nasdaq or trading in securities generally on the New York or Luxembourg Stock Exchange or on Nasdaq shall have been suspended or a material limitation on such trading shall have been imposed or minimum or maximum prices shall have been established on any such exchange or market system;

               (iii) a banking moratorium shall have been declared by New York or United States authorities;

               (iv) there shall have been an outbreak or escalation of hostilities between the United States and any foreign power or an outbreak or escalation of any other insurrection or armed conflict involving the United States; or

               (v) there shall have been a material adverse change in (A) general economic, political or financial conditions or (B) the present or prospective business or condition (financial or other) of the Company that, in each case, in the Initial Purchasers' judgment makes it impracticable or inadvisable to make or consummate the public offering, sale or delivery of the Securities on the terms and in the manner contemplated in the Memorandum.

          (c) Termination of this Agreement under this Section 12 or Section 13 after the Firm Securities have been purchased by the Initial Purchasers hereunder shall be applicable only to the Additional Securities. Termination of this Agreement shall be without liability of any party to any other party other than as provided in Sections 6 and 9 hereof.

     13. Substitution of Initial Purchasers. If one of the Initial Purchasers shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 12 hereof) to purchase and pay for (a) in the case of the Closing Date, the principal amount of Firm Securities agreed to be purchased by such Initial Purchaser upon tender to you of such Firm Securities in accordance with the terms hereof or (b) in the case of the Option Closing Date, the principal amount of Additional Securities agreed to be purchased by such Initial Purchaser upon tender to you of such Additional Securities in accordance with the terms hereof, and the principal amount of such Securities shall not exceed 10% of the Firm Securities or Additional Securities required to be purchased on the Closing Date or the Option Closing Date, as the case may be, then, the non-defaulting Initial Purchasers shall purchase and pay for (in addition to the number of such Securities which it has severally agreed to purchase hereunder) that proportion of the principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers shall have so failed or refused to purchase on such Closing Date or Option Closing Date, as the case may be. In such case, you shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, to a date not exceeding seven full business days after the date originally fixed as such Closing Date or the Option Closing Date, as the case may be, pursuant to the terms hereof in order that any necessary changes in the Final Memorandum or any other documents or arrangements may be made.

     If one or more of the Initial Purchasers shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 12 hereof) to purchase and pay for (a) in the case of the Closing Date, the principal amount of Firm Securities agreed to be purchased by such Initial Purchaser upon tender to you of such Firm Securities in accordance with the terms hereof or (b) in the case of the Option Closing Date, the principal amount of Additional Securities agreed to be purchased by such Initial Purchaser upon tender to you of such Additional Securities in accordance with the terms hereof, and the principal amount of such Securities shall exceed 10% of the Firm Securities or Additional Securities required to be purchased by all the Initial Purchasers on the Closing Date or the Option Closing Date, as the case may be, then (unless within 48 hours after such default arrangements to your satisfaction shall have been made for the purchase of the defaulted Securities by an Initial Purchaser or other investor) and subject to the provisions of Section 12(b) hereof, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser or on the part of the Company except as otherwise provided in Sections 6 and 9 hereof. As used in this Agreement, the term "Initial Purchaser" includes any person substituted for a Initial Purchaser under this paragraph. Nothing in this
Section 13, and no action taken hereunder, shall relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

     14. Notices. All communications hereunder shall be in writing and if sent to the Initial Purchasers shall be mailed or delivered or telegraphed and confirmed by letter or telecopied and confirmed by letter to c/o Furman Selz LLC at 230 Park Avenue, New York, New York 10169, Attention: Syndicate Department or, if sent to the Company, shall be mailed or delivered or telegraphed and confirmed to the Company at 13873 Park Center Road, suite 490, Herndon, Virginia 20171, Attention Mark S. Lynch.

     15. Successors. This Agreement shall inure to the benefit of and be binding upon the Company and each Initial Purchaser and the Company's, and each Initial Purchaser's respective successors and legal Initial Purchasers, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that the representations, warranties, indemnities and contribution agreements of the Company contained in this Agreement shall also be for the benefit of any person or persons, if any, who control any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and except that the Initial Purchasers' indemnity and contribution agreements shall also be for the benefit of the directors of the Company and any person or persons, if any, who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from the Initial Purchasers will be deemed a successor because of such purchase.

     16. Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the choice of law or conflict of law principles thereof. Each party hereto consents to the jurisdiction of each court in which any action is commenced seeking indemnity or contribution pursuant to Section 8 above and agrees to accept, either directly or through an agent, service of process of each such court.

     17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

     If the foregoing correctly sets forth our understanding, please indicate the Initial Purchasers' acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                              Very truly yours,

                              WORLD AIRWAYS, INC.


                              By:
                                   -----------------------------
                                      Name:  Mark Lynch
                                      Title: Chief Financial Officer

Accepted as of the date first
above written:

FURMAN SELZ LLC
DILLON, READ & CO. INC.

   By: Furman Selz LLC



   By:
       ----------------------------------
       Name:  William Hallisey
       Title:    Managing Director

SCHEDULE I


INITIAL PURCHASERS


Initial Purchase Agreement dated August 21, 1997

                                  Principal Amount of Firm
Name                               Securities to be Purchased
Furman Selz LLC                       $ 30,000,000

Dillon, Read & Co. Inc.               $ 20,000,000



Total                                 $ 50,000,000